CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated January 27, 2014 on General Treasury Prime Money Market Fund and General Government Securities Money Market Fund for the fiscal year ended November 30, 2013 which are incorporated by reference in this Registration Statement (Form N-1A Nos. 2-77207 and 811-3456) of General Government Securities Money Market Funds, Inc.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

March 25, 2014